Exhibit 10.5


                               CONFORMED COPY












                              ACE USA OFFICER
                         DEFERRED COMPENSATION PLAN
                         --------------------------
                    (as amended through January 1, 2000)

                             TABLE OF CONTENTS

SECTION 1................................................................. 1
         General  .........................................................1
                  1.1.  Purpose ...........................................1
                  1.2.  Effective Date.....................................1
                  1.3.  Related Companies and Employers....................1
                  1.4.  Operation and Administration.......................1
                  1.5.  Plan Year..........................................1
                  1.6.  Gender and Number..................................1
                  1.7.  Notices ...........................................2
                  1.8.  Form and Time of Elections.........................2
                  1.9.  Other Costs and Benefits...........................2
                  1.10.  Evidence..........................................2
                  1.11.  Action by Employers...............................2

SECTION 2..................................................................2
         Participation.....................................................2
                  2.1.  Participant........................................2
                  2.2.  Deferral Election..................................3
                  2.3.  Eligible Compensation..............................3
                  2.4.  Plan Not Contract of Employment....................3

SECTION 3..................................................................3
         Plan Accounting...................................................3
                  3.1.  Accounts...........................................3
                  3.2.  Adjustment of Accounts.............................3
                  3.3.  Crediting Under Deferral Election..................4
                  3.4.  Investment Return Dates............................4
                  3.5.  Participant Selection of Investment Return Rate....4
                  3.6.  Statement of Accounts..............................4

SECTION 4..................................................................5
         Distributions.....................................................5
                  4.1.  General ...........................................5
                  4.2.  Distribution Election..............................5
                  4.3.  Beneficiary........................................5
                  4.4.  Distributions to Disabled Persons..................5
                  4.5.  Benefits May Not be Assigned.......................5
                  4.6.  Offset  ...........................................6
                  4.7.  Unforeseeable Emergency............................6

SECTION 5..................................................................6
         Source of Benefit Payments........................................6
                  5.1.  Liability for Benefit Payments.....................6
                  5.2.  No Guarantee.......................................7

SECTION 6..................................................................7
         Committee.........................................................7
                  6.1.  Powers of Committee................................7
                  6.2.  Delegation by Committee............................7
                  6.3.  Information to be Furnished to Committee...........8
                  6.4.  Liability and Indemnification of Committee.........8

SECTION 7..................................................................8
         Amendment and Termination.........................................8

                                  ACE USA
                     OFFICER DEFERRED COMPENSATION PLAN

                                 SECTION 1

                                  General

      1.1. Purpose. The ACE USA Officer Deferred Compensation Plan (the "Plan") has been established by ACE Limited (the "Company") so that it, and each of the Related Companies which, with the consent of the Company, adopts the Plan may provide its eligible employees with an opportunity to build additional financial security, thereby aiding such companies in attracting and retaining employees of exceptional ability.

      1.2. Effective Date. The "Effective Date" of the Plan is January 1, 1998.

      1.3. Related Companies and Employers. For purposes of the Plan, the term "Related Company" means any company during any period in which it is a "subsidiary corporation," as that term is defined in section 424(f) of the United States Internal Revenue Code of 1986, as amended (the "Code") with respect to the Company. The Company and each Related Company which adopts the Plan for the benefit of its eligible employees are referred to below collectively as the "Employers" and individually as an "Employer." A Related Company may adopt the Plan by action of its Board of Directors; provided that a Related Company will be considered to have adopted the Plan for its Eligible Employees (without the need for action by its Board of Directors) if an executive officer of the Related Company announces such adoption to the Eligible Employees.

      1.4. Operation and Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). In controlling and managing the operation and administration of the Plan, the Committee shall have the rights, powers and duties set forth in Section 6. Capitalized terms in the Plan shall be defined as set forth in the Plan.

      1.5. Plan Year. The term "Plan Year" means the fiscal year of the Company.

      1.6. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

      1.7. Notices. Any notice or document required to be filed with the Plan Administrator or the Committee under the Plan will be properly filed if delivered or mailed to the Plan Administrator, in care of the Company, at its principal executive offices. The Plan Administrator may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled to notice.

      1.8. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed at such times, in such form, and subject to such restrictions and limitations as the Plan Administrator shall require. In addition to any other deferral elections made under this Plan, an election to defer the receipt of an award under the ACE Limited Annual Performance Incentive Plan will be made under this Plan.

      1.9. Other Costs and Benefits. The Plan is intended to defer, but not to eliminate, payment of compensation to a Participant. Accordingly, if any compensation or benefits that would otherwise be provided to a Participant in the absence of the Plan are reduced or eliminated by reason of deferral under the Plan, the Company shall equitably compensate the Participant for such reduction or elimination. However, no reimbursement will be made for increased taxes resulting from benefits under the Plan (whether resulting from a change in individual income tax rates or otherwise).

      1.10. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

      1.11. Action by Employers. Any action required or permitted to be taken by any Employer shall be by resolution of its board of directors, or by a duly authorized officer of the Employer.

                                 SECTION 2

                               Participation

      2.1. Participant. Subject to the terms of the Plan, an individual shall be eligible to make deferrals under the Plan during any period he or she is an Eligible Employee. For purposes of the Plan, the term "Eligible Employee" for any period shall mean any individual during any period he or she is a Bermuda-based employee of an Employer;

provided that the Committee may designate any other employee of an Employer or member of a group of employees of an Employer as an Eligible Employee.

      2.2. Deferral Election. An Eligible Employee shall participate in the Plan by electing to defer payment of all or a portion of his or her Eligible Compensation pursuant to the terms of a "Deferral Election." An individual's Deferral Election shall be filed with the Plan Administrator prior to the period to which it relates. Except as otherwise provided by the Committee, a Participant may not revoke any Deferral Elections. The Committee may revoke a Participant's Deferral Election as of the date on which the Participant ceases to be an Eligible Employee (provided that this sentence shall not be construed to permit the Committee to revoke a Distribution Election by reason of the Participant ceasing to be an Eligible Employee).

      2.3. Eligible Compensation. For purposes of the Plan, a Participant's "Eligible Compensation" from any Employer for any Plan Year means (i) salary otherwise payable to him by the Employer, (ii) amounts payable under the ACE Limited Annual Performance Incentive Plan and (iii) amounts which are designated by the Committee as compensation eligible for deferral in accordance with the Plan.

      2.4. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

                                 SECTION 3

                              Plan Accounting

      3.1. Accounts. The Plan Administrator shall establish an Account for each Participant who has filed a Deferral Election. If a Participant's Eligible Compensation subject to a Deferral Election would otherwise be payable from more than one Employer, a separate Account shall be established for the Participant with respect to the Eligible Compensation from each such Employer. The amount held in an Account established on behalf of a Participant will be expressed in United States dollars.

      3.2. Adjustment of Accounts. Each Account shall be adjusted in accordance with this Section 3 in a uniform manner as of such periodic "Accounting Dates" as may be determined by the Committee from time to time. As of each Accounting Date, the balance of each Account shall be adjusted as follows:

(a) first, charge to the Account balance the amount of any distributions under the Plan with respect to that Account that have not previously been charged;

(b) then, adjust the Account balance for the applicable Investment Return Rate(s); and

(c) then, credit to the Account balance the amount to be credited to that Account in accordance with subsection 3.3 that have not previously been credited.

      3.3. Crediting Under Deferral Election. The balance of a Participant's Account for any period shall be credited, in accordance with the provisions of paragraph 3.2(c), with the amount by which his or her Eligible Compensation for that period is reduced pursuant to a Deferral Election. Such crediting shall occur as of the date on which such Eligible Compensation would otherwise have been paid to the Participant by the Employer were it not for the reduction made pursuant to the Deferral Election or, if such date is not an Accounting Date, as of the first Accounting Date occurring thereafter.

      3.4. Investment Return Rates. The "Investment Return Rate(s)" with respect to the Account(s), or portions of the Account(s), of any Participant for any period shall be the Investment Return Rate(s) elected by the individual in accordance with subsection 3.5 from among such investment alternatives (if any) for that period which, in the discretion of the Committee, are offered from time to time under this paragraph 3.4.

      3.5. Participant Selection of Investment Return Rate. The Investment Return Rate alternatives under the Plan, and a Participant's ability to choose among Investment Return Rate alternatives, shall be determined in accordance with rules established by the Committee from time; provided, however, that the Company may not modify the Investment Return Rate with respect to periods prior to the adoption of such modification.

      3.6. Statement of Accounts. As soon as practicable after the end of each Plan Year, and at such other times as determined by the Committee or the Chief Executive Officer of the Company, the Company shall provide each Participant having one or more Accounts under the Plan with a statement of the transactions in his or her Accounts during that year and his or her Account balances as of the end of the year.

                                 SECTION 4

                               Distributions

      4.1. General. Subject to this Section 4, the balance of a Participant's Account(s) with respect to any year shall be distributed in accordance with the Participant's Distribution Election. In no event shall the amount distributed with respect to any Participant's Account as of any date exceed the amount of the Account balance as of that date.

      4.2. Distribution Election. A Participant's Distribution Election shall specify the manner (including the time and form of distribution) in which the Participant's Account(s) shall be distributed, subject to such restrictions and limitations as may be imposed by the Committee.

      4.3. Beneficiary. Subject to the terms of the Plan, any benefits payable to a Participant under the Plan that have not been paid at the time of the Participant's death shall be paid at the time and in the form determined in accordance with the foregoing provisions of the Plan, to the beneficiary designated by the Participant in writing filed with the Plan Administrator in such form and at such time as the Plan Administrator shall require. A beneficiary designation form will be effective only when the signed form is filed with the Plan Administrator while the Participant is alive and will cancel all beneficiary designation forms filed earlier. If a deceased Participant failed to designate a beneficiary, or if the designated beneficiary of a deceased Participant dies before him or before complete payment of the Participant's benefits, the amounts shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and his or her designated beneficiary.

      4.4. Distributions to Disabled Persons. Notwithstanding the provisions of this Section 4, if, in the Plan Administrator's opinion, a Participant or beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Plan Administrator may direct that payment be made to a relative or friend of such person for his or her benefit until claim is made by a conservator or other person legally charged with the care of his or her person or his or her estate, and such payment shall be in lieu of any such payment to such Participant or beneficiary. Thereafter, any benefits under the Plan to which such Participant or beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his or her person or his or her estate.

      4.5. Benefits May Not be Assigned. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part hereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for payment of any debts, judgements, alimony or separate maintenance owed by the Participant or any other person, or be transferred by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

      4.6. Offset. Notwithstanding the provisions of subsection 4.5, if, at the time payments are to be made under the Plan, the Participant or beneficiary or both are indebted or obligated to any Employer or Related Company, then the payments remaining to be made to the Participant or the beneficiary or both may, at the discretion of the Plan Administrator, be reduced by the amount of such indebtedness, or obligation, provided, however, that an election by the Plan Administrator not to reduce any such payment shall not constitute a waiver of the claim for such indebtedness or obligation.

      4.7. Unforeseeable Emergency. Prior to the date otherwise scheduled for distribution of his or her benefits under the Plan, upon a showing of an unforeseeable emergency, a Participant may elect to accelerate payment of an amount not exceeding the lesser of (a) the amount necessary to meet the emergency or (b) the sum of his or her Account balance(s) under the Plan. For purposes of the Plan, the term "unforeseeable emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant (or the control of the beneficiary, if the amount is payable to a beneficiary) and that would result in severe financial hardship to the individual if early withdrawal were not permitted. The determination of "unforeseeable emergency" shall be made by the Plan Administrator, based on such information as the Plan Administrator shall deem to be necessary.

                                 SECTION 5

                         Source of Benefit Payments

      5.1. Liability for Benefit Payments. Subject to the provisions of this Section 5, an Employer shall be liable for payment of benefits under the Plan with respect to any Participant to the extent that such benefits are attributable to the deferral of compensation otherwise payable by that Employer to the Participant. Any disputes relating to liability of Employers for benefit payments shall be resolved by the Committee.

      5.2. No Guarantee. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

                                 SECTION 6

                                 Committee

      6.1. Powers of Committee. Responsibility for the day-to-day administration of the Plan shall be vested in the Plan Administrator, which shall be the Committee. The authority to control and manage all other aspects of the operation and administration of the Plan shall also be vested in the Committee. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Except as otherwise specifically provided by the Plan, any determinations to be made by the Committee under the Plan shall be decided by the Committee in its sole discretion. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

      6.2. Delegation by Committee. The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Until the Committee takes action to the contrary:

(a) The Chief Executive Officer of the Company shall be delegated the power and responsibility to take all actions assigned to or permitted to be taken by the Committee under Section 2, Section 3, and Section 4 (other than the powers and responsibility of the Plan
      Administrator).

(b) The powers and responsibilities of the Plan Administrator shall be delegated to the Chief Administration Officer (or his or her delegate) of the Company, subject to such direction as may be provided to the Chief Administration Officer or his or her delegate from time to time by the Committee and the Chief Executive Officer of the Company.

      6.3. Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and Eligible Compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

      6.4. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                 SECTION 7

                         Amendment and Termination

      The Committee may, at any time, amend or terminate the Plan
(including the rules for administration of the Plan), subject to the following:

(a) Subject to the following provisions of this Section 7, no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under the Plan.

(b) The Committee may revoke the right to defer Eligible Compensation under the Plan.

(c) The Plan may not be amended to delay the date on which benefits are otherwise payable under the Plan without the consent of each affected Participant. The Committee may amend the Plan to accelerate the date on which Plan benefits are otherwise payable under the Plan and eliminate all future deferrals under the Plan, thereby terminating the Plan.

(d) The Committee may amend the Plan to modify or eliminate any Investment Return Rate alternative, except that any such amendment may not modify the Investment Return Rate with respect to periods prior to the adoption of the amendment.

(e) Notwithstanding any other provision of the Plan to the contrary, neither the Committee nor the Board may delegate its rights and responsibilities under this Section 7; provided, however, that, the Board of Directors may, from time to time, substitute itself, or another committee of the Board, for the Compensation Committee under this Section 7.


IN WITNESS WHEREOF, ACE Limited has caused this Plan to be executed by its duly authorized officer this ______, day of _________, 1997.

                                          ACE Limited


                                          By:__________________________